EXHIBIT 99.1


                                          ......................................
                                          Growing in the midstream sector of the
                                                            Natural Gas Industry
GATEWAY ENERGY CORPORATION......................................................
                                                             Trading Symbol:GNRG


NEWS RELEASE

FOR IMMEDIATE RELEASE      Contact:  Brad Holmes, Investor Relations
                                            (713)304-6962 or
                                            Chris Rasmussen, CFO
                                            (713) 336-0844

                 Gateway Energy Acquires Additional Interest in
                              Madisonville Pipeline

Houston - (PR Newswire) - July 7, 2008 - Gateway Energy Corporation (OTCBB:GNRG) today announced that it has acquired from Allen Drilling Acquisition Company an additional one-third interest in Gateway-ADAC Pipeline, LLC, representing all of the interest in the Madisonville pipeline not previously owned by Gateway, for $539,166.67 in cash and 100,000 shares of Gateway common stock. The cash portion of the transaction will be funded out of Gateway's line of credit.

As a result of this acquisition, Gateway now owns 100% of the Madisonville pipeline connecting the Madisonville gas treatment plant to two major pipelines. The Madisonville gas plant operator is obligated to transport all gas treated at the plant through our pipeline under a fully dedicated transportation agreement.

Mr. Robert Panico, President and CEO of Gateway said, "I am very pleased with this acquisition as it gives us complete control over the pipeline." Mr. Panico continued, "Due to continuing delays, we are unable at this time to project when the recently expanded plant capacity will come on-line. However, Gateway remains very optimistic about the potential for the expanded plant and this pipeline to have a significant impact on Gateway's revenues. Even without taking into account the additional capacity of the expanded plant, we expect the acquisition of the remaining interest in this pipeline to be accretive to shareholders. Gateway will now capture 100% of the transportation revenue from the Madisonville field, which we believe has long-term upside potential as the currently shut-in and uncompleted wells in the field come on-line and the producers explore the deep gas zones in the Madisonville field."

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About Gateway Energy

Gateway Energy Corporation owns and operates natural gas gathering, transportation and distribution systems in Texas, Texas state waters and in federal waters of the Gulf of Mexico off the Texas and Louisiana coasts. Gateway gathers offshore wellhead natural gas production and liquid hydrocarbons from producers, and then aggregates this production for processing and transportation to other pipelines. Gateway also transports gas through its mainline systems for non-affiliated shippers and through its affiliated distribution system and makes sales of natural gas to industrial end users.

Safe Harbor Statement

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements, which speak only as of the date hereof. Gateway undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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